Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information and accompanying notes show the impact on the financial conditions and results of operations of CenterState Bank Corporation (“CSFL”) and National Commerce Corporation (“NCOM”) and have been prepared to illustrate the effects of the merger under the acquisition method of accounting. See “Note 1 - Basis of Pro Forma Presentation.”

The unaudited pro forma combined consolidated balance sheet as of December 31, 2018 is presented as if the NCOM merger had occurred on December 31, 2018. The unaudited pro forma combined consolidated statement of income for the year ended December 31, 2018 is presented as if the merger had occurred on January 1, 2018. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations, and, as such, CSFL’s one-time merger costs for the merger are not included.

The unaudited pro forma combined consolidated statement of income for the year ended December 31, 2018 include pro forma results of operations for CSFL.  CSFL’s results of operations for the year ended December 31, 2018 were adjusted to include the historical results of operations for its previously closed acquisition of Charter Financial Corporation (“Charter”), closed on September 1, 2018.  The unaudited pro forma combined consolidated statement of income for the year ended December 31, 2018 assumes the Charter merger was completed on January 1, 2018.  No pro forma adjustments for Charter is presented for the unaudited pro forma combined consolidated balance sheet at December 31, 2018 since the transaction is already reflected in CSFL’s historical financial condition at December 31, 2018.

The unaudited pro forma condensed combined statement of income presented below for NCOM also includes the pro forma effect of the acquisition of Landmark Bancshares, Inc. (“Landmark”), which was completed on August 1, 2018, as if the acquisition of Landmark by NCOM had occurred on January 1, 2018. The unaudited pro forma condensed combined statement of income data appearing below does not give pro forma effect to NCOM’s acquisition of Premier Community Bank of Florida (“Premier”), which was completed on July 1, 2018 for any period prior to the applicable date the transaction was consummated.

The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined consolidated financial statements;

•

CSFL’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included in CSFL’s Annual Report on Form 10-K for the year ended December 31, 2018; and

•

NCOM’s audited consolidated financial statements and accompanying notes as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, which is included as exhibit 99.2.

Unaudited Pro Forma Combined Consolidated Balance Sheet

As of December 31, 2018

(in thousands, except per share data)

					CenterState
	CenterState	NCC	Pro Forma		NCC
	as reported	as reported	adjustments		Pro Forma
Assets:
Cash and cash equivalents	$367,333	$217,130	($28,999)	b	$555,464
Investment securities, AFS and HTM	1,944,181	212,561	(224)	c	2,156,518
Loans held for sale	40,399	15,031	-		55,430

Loans held for investment	8,340,504	3,317,965	(26,110)	d	11,632,359
Allowance for loan losses	(39,770)	(18,176)	18,176	e	(39,770)
Net loans	8,300,734	3,299,789			11,592,589

Other Real Estate Owned ("OREO")	2,909	974	(335)	f	3,548
Bank premises and equipment, net	227,454	86,658	-		314,112
Goodwill	802,880	249,812	51,853	i,l	1,104,545
Other intangibles	69,178	18,372	40,174	g,l	127,724
Bank owned life insurance	267,820	55,114	-		322,934
Deferred income tax asset, net	51,462	13,005	(8,755)	h,l	55,712
Prepaid and other assets	263,238	37,042	5,876	b	306,156
Total Assets	$12,337,588	$4,205,488			$16,594,732

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$9,477,336	$3,432,289	-		$12,909,625
Other borrowings	713,132	58,086	1,376	j,k	772,594
Corporate debentures	32,415	-	-		32,415
Payables and other liabilities	143,361	18,055	-		161,416
Total liabilities	10,366,244	3,508,430			13,876,050

Stockholders' Equity:
Common Stock	957	208	140	a,n	1,305
Additional paid in capital	1,699,031	604,965	131,525	a,n	2,435,521
Retained earnings	293,777	86,433	(86,433)	b,n	293,777
Accumulated other comprehensive loss	(22,421)	(2,203)	2,203	n	(22,421)
Total common stockholders' equity	1,971,344	689,403			2,708,182
Noncontrolling interest	-	7,655	2,845	m	10,500
Total stockholders' equity	1,971,344	697,058			2,718,682
Total Liabilities and Stockholders' Equity	$12,337,588	$4,205,488			16,594,732

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

Unaudited Pro Forma Combined Consolidated Statement of Income

For the twelve months ended December 31, 2018

(in thousands, except per share data)

		Charter					Landmark
		Period from	Pro		CenterState		Period from	Pro		NCC	Pro		CenterState
	CenterState	1/1/18 to	Forma		Charter	NCC	1/1/18 to	Forma		Landmark	Forma		NCC
	as reported	8/31/18	adjustments		Pro Forma	as reported	7/31/18	adjustments		Pro Forma	adjustments		Pro Forma
Interest income:
Loans	$405,881	$40,356	$3,386	o	$449,623	$162,332	$15,308	$1,873	o	$179,513	$2,425	o	$631,561
Investment securities	49,122	2,942	-		52,064	6,405	799	-		7,204	56	p	59,324
Federal funds sold and other	5,629	1,559	-		7,188	2,921	250	-		3,171	-		10,359
	460,632	44,857	3,386		508,875	171,658	16,357	1,873		189,888	2,481		701,244
Interest expense:
Deposits	33,260	4,247	(367)	q	37,140	19,205	1,964	-		21,169	-		58,309
Other borrowings	14,290	1,363	-		15,653	2,232	972	(265)	s	2,939	(338)	s	18,254
	47,550	5,610	(367)		52,793	21,437	2,936	(265)		24,108	(338)		76,563

Net interest income	413,082	39,247	3,753		456,082	150,221	13,421	2,138		165,780	2,819		624,681
Provision (credit) for loan losses	8,283	(350)	-		7,933	4,723	2,110	-		6,833	-		14,766
Net interest income after loan loss provision	404,799	39,597	3,753		448,149	145,498	11,311	2,138		158,947	2,819		609,915

Non interest income:
Correspondent banking capital markets revenue	28,884	-	-		28,884	-	-	-		-	-		28,884
Other correspondent banking related revenue	4,504	-	-		4,504	-	-	-		-	-		4,504
Mortgage banking revenue	12,610	1,454	-		14,064	7,864	608	-		8,472	-		22,536
Gain on sale of SBA loans	3,532	-	-		3,532	-	787	-		787	-		4,319
Service charges on deposit accounts	22,831	5,479	-		28,310	4,372	282	-		4,654	-		32,964
Debit, prepaid, ATM and merchant card related fees	16,243	4,351	-		20,594	2,979	-	-		2,979	-		23,573
Wealth management related revenue	2,657	497	-		3,154	73	-	-		73	-		3,227
Bank owned life insurance income	5,976	975	-		6,951	1,225	-	-		1,225	-		8,176
Other non interest income	7,912	1,657	-		9,569	2,575	287	-		2,862	-		12,431
Net (loss) gain on sale of securities available for sale	(22)	(4,119)	-		(4,141)	193	-	-		193	-		(3,948)
Total other income	105,127	10,294	-		115,421	19,281	1,964	-		21,245	-		136,666

Non interest expense:
Salaries, wages and employee benefits	172,318	20,618	-		192,936	65,121	6,540	-		71,661	-		264,597
Occupancy expense	30,685	10,030	-		40,715	8,994	958	-		9,952	-		50,667
Data processing expense	14,308	(1,153)	-		13,155	-	-	-		-	-		13,155
Professional fees	6,163	730	-		6,893	-	-	-		-	-		6,893
Bank regulatory expenses	4,885	616	-		5,501	-	-	-		-	-		5,501
Amortization of intangibles	10,018	471	1,980	r	12,469	4,249	-	1,227	r	5,476	3,306	r	21,251
Credit related expenses	1,502	14	-		1,516	-	-	-		-	-		1,516
Marketing expenses	6,235	1,177	-		7,412	-	-	-		-	-		7,412
Merger related expenses	34,912	5,128	(17,115)	t	22,925	-	-	-		-	(2,837)	t	20,088
Other expenses	31,441	3,265	-		34,706	28,711	2,477	-		31,188	-		65,894
Total other expenses	312,467	40,896	(15,135)		338,228	107,075	9,975	1,227		118,277	469		456,974

Income before provision for income taxes	197,459	8,995	18,888		225,342	57,704	3,300	911		61,915	2,350		289,607
Provision for income taxes (benefits)	41,024	(2,583)	4,344	u	42,785	12,791	682	191	u	13,664	541	u	56,990
Net income	$156,435	$11,578	$14,544		$182,557	$44,913	$2,618	$720		$48,251	$1,809		$232,617

Less: earnings allocated to participating securities	116	-	-		116	-	-	-		-	-		116
Less: earnings attributable to noncontrolling interest	-	-	-		-	2,469	-	-		2,469	-		2,469
Net income available to common shareholders	$156,319	$11,578	$14,544		$182,441	$42,444	$2,618	$720		$45,782	$1,809		$230,032
Basic earnings per common share	$1.78				$1.92	$2.26				$2.28			$1.79
Diluted earnings per common share	$1.76				$1.89	$2.21				$2.23			$1.77
Weighted average common shares outstanding
Basic	87,641		7,606	v	95,247	18,753		1,356	w	20,109	33,180	x	128,427
Diluted	88,759		7,606	v	96,365	19,230		1,338	w	20,568	33,937	x	130,302

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Informational Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(all amounts are in thousands, except per share data, unless otherwise indicated)

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma combined consolidated balance sheet as of December 31, 2018 and the unaudited pro forma combined consolidated statement of income for the year ended December 31, 2018 are based on the financial statements of CSFL and NCOM after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. Such financial statements do not reflect cost savings or operating synergies expected to result from the merger, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the two companies.  The unaudited pro forma condensed combined statement of income presented above for NCOM includes the pro forma effect of the acquisition of Landmark, which was completed on August 1, 2018, as if the acquisition of Landmark by NCOM had occurred on January 1, 2018. The unaudited pro forma combined consolidated statement of income for the year ended December 31, 2018 include pro forma results of operations for CSFL.  CSFL’s results of operations for the year ended were adjusted to include the historical results of operations for its previously closed acquisition of Charter, which closed on September 1, 2018, as if the acquisition was completed on January 1, 2018.  No pro forma adjustments for Charter are presented for the unaudited pro forma combined consolidated balance sheet at December 31, 2018 since the transaction is already reflected in CSFL’s historical financial condition at December 31, 2018.  Certain historical financial information has been reclassified to conform to the current presentation.

The transactions will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. Subsequent to the completion of the merger, CSFL and NCOM will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2 – Preliminary Estimated Acquisition Consideration

Under the terms of the merger agreement, NCOM stockholders will be entitled to receive 1.65 shares of CSFL common stock, plus cash in lieu of fractional shares.

Based on the number of shares of NCOM common stock outstanding as of December 31, 2018, the preliminary estimated acquisition consideration is as follows.

Number of shares of NCOM common stock outstanding at December 31, 2018	20,762,084
Plus: NCOM performance share awards and deferred shares	308,368
Total NCOM common shares including performance share awards and deferred shares	21,070,452
Per share exchange ratio	1.65
Number of shares of CSFL common stock	34,766,246
CSFL common stock price per share on December 31, 2018	$21.04
Total consideration to be paid to NCOM common shareholders	$731,482

Estimated fair value of NCOM stock options converted to CSFL stock options	5,356
Total Purchase Price for NCOM	$736,838

Note 3 - Preliminary Estimated Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of NCOM based on their estimated fair values as of the closing of the merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed for the acquisition, if any, is allocated to goodwill.

The allocation of the estimated acquisition consideration with regard to NCOM is preliminary because the proposed merger has not yet been completed. The preliminary allocation is based on estimates, assumptions, valuations, and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation adjustments will remain preliminary until CSFL management determines the final acquisition consideration and the fair values of the assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the merger and will be based on the value of the CSFL common stock at the closing of the merger. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined consolidated financial statements.

The total preliminary estimated acquisition consideration as shown in the table above is allocated to NCOM’s tangible and intangible assets and liabilities as of December 31, 2018 based on their preliminary estimated fair values as follows (dollars are in the thousands).

Cash and cash equivalents	$188,131
Investment securities, AFS and HTM	212,337
Loans held for sale	15,031
Loans held for investment	3,291,855
OREO (foreclosed assets)	639
Bank premises and equipment	86,658
Bank owned life insurance	55,114
Deferred income tax asset, net	4,250
Other assets	42,918
Intangible assets	58,546
Goodwill	301,665
Deposits	(3,432,289)
Other borrowings	(59,462)
Other liabilities	(18,055)
Noncontrolling interest	(10,500)
Total Purchase Price	$736,838

Approximately $58,546 has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is allocated to core deposit intangibles.

Goodwill. Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the experience and expertise of personnel, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Note 4 - Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the merger been completed at the date indicated. Such information includes adjustments that are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the mergers.

The following unaudited pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities, and commitments that CSFL, as the acquirer, will acquire from NCOM. The descriptions related to these preliminary adjustments are as follows (dollars are in thousands):

Balance Sheet – the explanations and descriptions below are referenced to the December 31, 2018 Unaudited Pro Forma Combined Consolidated Balance Sheet on page 2.

Pro Forma Adjusting entries (Balance Sheet):		Debit ($)	Credit ($)
a	Common stock	-	348
a	Additional paid in capital	-	736,490
b	Cash	-	28,999
b	Other assets	5,876	-
b	Retained earnings	23,123	-
c	Investment securities	-	224
d	Loans held for investment	-	26,110
e	Allowance for loan losses	18,176	-
f	Other real estate owned ("OREO")	-	335
g	Core deposit intangible ("CDI")	58,546	-
h	Deferred tax asset	-	12,337
i	Preliminary goodwill estimate	301,665	-
j	Federal Home Loan Bank advances	-	23
k	Subordinated debt	-	1,353
l	Goodwill	-	249,812
l	CDI	-	18,372
l	Deferred tax asset	3,582	-
m	Noncontrolling interest	-	2,845
n	Common Stock	208	-
n	Additional paid in capital	604,965	-
n	Retained earnings	63,310	-
n	Accumulated other comprehensive loss	-	2,203

a.

CSFL common shares issued to NCOM’s stockholders representing the stock consideration component of the total respective merger consideration.  For the purpose of this pro-forma presentation, the value of a share of CSFL common stock was assumed to equal its closing price on December 31, 2018, the pro forma date, as reported by NASDAQ ($21.04 per share).

b.	Represents NCOM’s estimated merger expenses, which are expected to be paid immediately prior to the merger’s closing date, the related tax benefit and the net effect on NCOM’s retained earnings.

c.	Adjustment to investment securities to reflect the preliminary estimated fair value.

d.	Adjustment to loans held for investment to reflect the preliminary estimated fair value.

e.	Adjustment to allowance for loan losses to reflect the reversal of NCOM’s allowance for loan and lease losses.

f.	Adjustment to OREO to reflect the preliminary estimated fair value associated with CSFL’s estimated marketability discounts and liquidation strategy.

g.	Adjustment to reflect the preliminary estimate of the core deposit intangible.

h.	Adjustment to reflect the net deferred tax asset generated by the net fair value adjustments using an assumed effective tax rate equal to 25.345%.

i.	Adjustment to reflect the preliminary estimated goodwill generated as a result of consideration paid in excess of the fair value of the net assets acquired.

j.	Adjustment to FHLB advances to reflect the preliminary estimated fair value.

k.	Adjustment to subordinated debt to reflect the preliminary estimated fair value.

l.	Adjustments to reflect the reversal of existing CDI and the related deferred tax asset, and goodwill at NCOM from previous acquisitions.

m.	Adjustment to reflect the preliminary estimated fair value of the noncontrolling interest.

n.	Reflects the reversal of stockholders’ equity after adjustments in b above.

Income Statements – the explanations and descriptions below are referenced to the Unaudited Pro Forma Combined Consolidated Statements of Income for the year ended December 31, 2018 starting on page 3.

Income Statements – Pro Forma Adjustments

Twelve months ended December 31, 2018
Pro Forma Adjusting entries (Income Statements) (dollars are in thousands):		Charter	Landmark	NCC
o	Preliminary estimate of loan interest accretion	$6,765	$1,873	$2,425
o	Remove existing loan accretion of fair value adjustment	(3,379)	-	-
p	Investment securities accretion of fair value adjustment at acquisition date	-	-	56
q	Remove existing time deposit amortization of fair value adjustment	368	-	-
q	Time Deposits amortization of fair value adjustment at acquisition date	(735)	-	-
r	Remove amortization of existing CDI	(989)	-	(5,476)
r	Amortization of new CDI	2,969	1,227	8,782
s	Amortization of new fair value adjustment on other borrowings	-	(265)	(338)
t	Remove merger related expense	(17,115)	-	(2,837)
u	Income tax expense of pro-forma adjustments	4,344	191	541

o.

Represents the reversal of existing interest accretion recorded by CSFL for loans acquired from the Charter merger and the estimate of interest income accretion related to the preliminary estimate of the fair value adjustment of the loans acquired pursuant to the Charter, Landmark and NCOM mergers.

p.	Represents the estimate of investment securities accretion related to the preliminary estimate of the fair value adjustment on investment securities pursuant to the NCOM merger.

q.

Represents the reversal of existing time deposits amortization recorded by CSFL and estimates of time deposit amortization related to the fair value adjustments on the time deposits assumed from the Charter merger.  The carrying amount of time deposits for NCOM are assumed to approximate fair value, therefore no fair value adjustments are included for NCOM’s time deposits.

r.

Represents the reversal of existing CDI amortization recorded by CSFL for deposits assumed from the Charter merger, existing CDI amortization recorded by Charter and NCOM for their prior acquisitions, and estimates of CDI amortization related to preliminary estimates of the fair value adjustments on the core deposits acquired pursuant to the Charter, Landmark and NCOM mergers. The preliminary estimate of CDI related to CSFL’s acquisition of NCOM is expected to approximate $58,546, and will be amortized over a ten-year period on an accelerated basis.  The CDI amortization expense for NCOM is expected to be approximately $8,782 during the first year of combined operations.  Below is the preliminary estimated amortization schedule.

Year		Year
1	$8,782	6	$5,094
2	7,465	7	5,094
3	6,345	8	5,094
4	5,393	9	5,094
5	5,094	10	5,094

s.

Represents the estimate of other borrowings amortization related to the preliminary estimate of the fair value adjustment on FHLB advances and subordinated debt pursuant to the Landmark and NCOM mergers.

t.	Adjustment to reflect the reversal of merger related expenses incurred by CSFL for the Charter and NCOM mergers as well as merger costs incurred by Charter and NCOM pursuant to the mergers with CSFL.

u.

Adjustment to reflect the income tax provision of the pro forma adjustments using 23.0%, 21% and 23% as the incremental effective tax rate for the twelve months ended December 31, 2018 for Charter, Landmark and NCOM, respectively.

v.	Adjustment reflects the incremental effect of CSFL common shares issued pursuant to the Charter merger which shares would have been outstanding for the full twelve months ended December 31, 2018. The

Charter merger was completed on September 1, 2018.

w.	Adjustment reflects the number of NCOM common shares assumed issued for the year ended December 31,

2018 pursuant to the acquisition of Landmark by NCOM as if the merger had occurred on January 1, 2018.

x.

Adjustment reflects the number of CSFL common shares issued pursuant to the NCC merger by applying the exchange ratio of 1.65 to the weighted average NCOM shares outstanding for the period presented, including NCOM’s common shares assumed issued for the Landmark merger.

Note 5 - Earnings per Common Share

The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the year ended December 31, 2018 were calculated as if the merger had occurred on January 1, 2018.  Unaudited pro forma earnings per common share for the year ended December 31, 2018 were calculated using CSFL’s pro forma weighted average common shares outstanding and the common shares estimated to be issued to NCOM’s stockholders in the merger by applying the exchange ratio of 1.65 to NCOM’s weighted average shares outstanding for the period presented below, including the pro forma effect of the Landmark merger (dollars are in thousands, except for per share data).

	Twelve months ended
	December 31, 2018
	Basic	Diluted
Pro forma net income available to common shareholders	$230,032	$230,032
Weighted average common shares outstanding:
CenterState	87,641	88,759
Incremental effect of common shares issued to Charter stockholders	7,606	7,606
Common shares issued to NCC stockholders	33,180	33,937
Pro forma weighted average common shares outstanding	128,427	130,302
Pro forma net income per common share	$1.79	$1.77

Note 6 – Merger Related Charges

CSFL’s preliminary estimated transaction expenses, net of tax, related to the NCOM merger are approximately $24,661.  These one-time merger related expenses have not been included in the unaudited pro forma combined consolidated statement of income, as the pro forma adjustments do not give consideration to non-recurring items, the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the mergers.  NCOM’s preliminary estimated transaction expenses, net of tax, related to the merger are approximately $23,123.  These preliminary estimated merger transaction expenses (CSFL and NCOM) are still being developed and will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies.  The preliminary estimated pro forma presentation of merger transaction costs is in the following table (dollars are in thousands).

	(Seller)	(Buyer)
	NCOM	CSFL
Change in control and severance expenses	$18,499	$7,685
System termination fees and system conversion expenses		10,215
Investment bankers, accounting, auditing and legal	10,475	6,110
Other related expenses	25	7,406
Total non-interest expense	$28,999	$31,416
Tax benefit	5,876	6,755
Net expense after tax benefit	$23,123	$24,661